Exhibit 1.1

GOLDEN STATE WATER COMPANY

$62,000,000

6.00% Notes due 2041

UNDERWRITING AGREEMENT

April 11, 2011

WELLS FARGO SECURITIES, LLC

As Representative of the Several Underwriters
   Named in Schedule I hereto

c/o Wells Fargo Securities, LLC

One Wells Fargo Center

301 S. College Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Golden State Water Company, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC is serving as Representative (the “Representative”), $62,000,000 aggregate principal amount of its 6.00% Notes due 2041 (“Notes”).

The Notes are to be issued pursuant to a security resolution adopted by the issuance committee on the date hereof as provided in the resolution of the Board of Directors adopted on October 31, 2008, the resolutions of the Issuance Committee of the Board of Directors dated December 10, 2008, the unanimous written consent of directors effective February 12, 2009 and the unanimous written consent of directors effective February 23, 2011 (the “Securities Resolution”) as provided in the Indenture dated as of September 1, 1993, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to JP Morgan Chase Bank, National Association (formerly Chemical Trust Company of California, then Chase Manhattan Bank and Trust Company, National Association and then J.P. Morgan Trust Company, National Association)), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 12, 2008 (the “Indenture”).

In consideration of the mutual agreements contained herein, the Company and the Underwriters, intending to be legally bound, confirm their agreement as follows:

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                  The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Regulations”), a registration statement on Form S-3 (File No. 333-156112), including a prospectus, relating to the Notes.  The term “Registration Statement” as used herein means the registration statement (including all exhibits and information incorporated by reference therein) as amended to the date of this Agreement, and includes information (if any) contained in a form of prospectus or prospectus supplement that is deemed retroactively to be part of the Registration Statement, pursuant to Rule 430B under the Act, to be part of the registration statement as of the time specified in Rule 430B.  If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Notes may commence, the term “Registration Statement” as used herein shall mean the Registration Statement as amended by such post-effective amendment.  If the Company has filed, or files on or after the date of this Agreement, a registration statement to register Notes pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  The term “Base Prospectus” shall mean the base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, and filed with the SEC pursuant to Rule 424(b) of the Regulations.  The term “Statutory Prospectus” shall mean the Preliminary Prospectus, as amended or supplemented, immediately prior to the Initial Sale Time (as defined below), including any document incorporated by reference therein.  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the effective time of the Registration Statement (the “Effective Time”).  The term “Issuer Free Writing Prospectus” shall have the meaning ascribed to it in Rule 433 of the Regulations relating to the Notes, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Regulations.  The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectus identified in Schedule II hereto, and (iii) any other free writing prospectus defined in Rule 405 of the Regulations that is required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Regulations and that all parties hereto expressly agree to treat as part of the Disclosure Package (the “Other Free Writing Prospectus”).  For purposes of this Agreement, the “Initial Sale Time” shall mean 2:50 p.m. (Eastern Time) on the date of this Agreement.  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Statutory Prospectus, the Prospectus, the Issuer Free Writing Prospectus, the Other Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Interactive Data Electronic Applications (“IDEA”) System.

(b)                                 The Registration Statement has become effective under the Act, and, to the Company’s knowledge, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Statutory Prospectus or the Prospectus, nor, to the Company’s knowledge, has the SEC instituted or threatened to institute proceedings with respect to such an order.  To the Company’s knowledge, (i) no stop order suspending the sale of the Notes in any jurisdiction in which the Underwriters may offer the Notes has been issued, and (ii) no proceedings for that purpose have been instituted or threatened.  The Company has complied in all material respects with all requests of the SEC for additional information to be included in the Registration Statement, the Disclosure Package or the Prospectus.

(c)                                  (i) The Registration Statement complied at the Effective Time and, as amended or supplemented, complies on the date hereof and will comply on the Closing Date, in all material respects, with the requirements of the Act, the Regulations and the Trust Indenture Act of 1939,

as amended (the “Trust Indenture Act”), (ii) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Disclosure Package, at the time it was filed and as of the Initial Sale Time, complied in all material respects with the requirements of the Act and the Regulations, (iv) the Disclosure Package at the time it was filed and as of the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date, will comply in all material respects with the requirements of the Act and the Regulations, (vi) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to omissions from or statements in the Registration Statement, the Disclosure Package or the Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter for use in the Registration Statement, the Disclosure Package and the Prospectus is the information as set forth in Section 12 of this Agreement, and (vii) the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(d)                                 As of the Initial Sale Time, the Disclosure Package complied in all material respects with the Act and the Regulations and, if filed by electronic transmission pursuant to IDEA (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Notes.  The Disclosure Package, at the Initial Sale Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to omissions from or statements in the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter for use in the Disclosure Package is the information as set forth in Section 12 of this Agreement.

(e)                                  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to, and will not use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than the documents listed on Schedule II hereto.  Each such Issuer Free Writing Prospectus complied when issued in all material respects with the Act and the Regulations and has been filed in accordance with the Act and the Regulations (to the extent required thereby).  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date of which the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that, in any material respect, conflicted, conflicts or will conflict with the information contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentences do not apply to conflicts with, omissions from or statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter for use in any Issuer Free Writing Prospectus is the information as set forth in Section 12 of this Agreement.

(f)                                    The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Disclosure Package or the Prospectus.

(g)                                 The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and with the rules and regulations promulgated under or pursuant to the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

(h)                                 There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(i)                                     The Company is a corporation duly incorporated and validly existing under the laws of the State of California, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package and the Prospectus, and to execute, deliver and perform this Agreement.

(j)                                     The Company does not conduct business in any state other than the State of California.

(k)                                  The Company has no “Significant Subsidiaries” as defined in Rule 1-02 or Regulation S-X.

(l)                                     The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(m)                               The Notes have been duly authorized by the Company and, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(n)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

(p)                                 The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of the Company’s Articles of Incorporation or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or require any payment by the Company or impose any liability on the Company pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company is a party or by which any of its properties are bound or affected other than this Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) applicable to the offer and sale of the Notes, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (iv) result in a breach, termination or lapse of the Company’s corporate power and authority to own or lease and operate its properties and conduct its businesses, except in the cases of clauses (iii) and (iv), any violation, breach, termination or lapse that would not, individually or in the aggregate, result in or reasonably be expected to result in or have a material adverse effect on the assets, properties, financial condition, results of operations or business (collectively, the “Business Conditions”) of the Company.

(q)                                 At the date or dates indicated in the Registration Statement, the Disclosure Package or the Prospectus, the Company had or will have the capitalization set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization.”

(r)                                    The currently outstanding shares of the Company’s capital stock are owned by American States Water Company (“American States Water”), have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company’s capital stock has been issued in violation of any preemptive rights or similar rights of any security holder of the Company.

(s)                                  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(t)                                    No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as may be required for the registration of the Notes under the Act, (ii) filings under the Exchange Act, (iii) filings required for compliance with the applicable state securities or Blue Sky laws or the bylaws and rules of FINRA and (iv) the authorization of the California Public Utilities Commission (“CPUC”) which has been obtained in Decision No. 07-02-014 dated February 15, 2007 (the “CPUC Decision”), is in full force and effect and is sufficient to authorize the transactions contemplated hereby.

(u)                                 The statements in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

(v)                                 Each contract or other instrument (however characterized or described) to which the Company is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of the business of the Company has been duly and validly executed by the Company and, to the knowledge of the Company, by the other parties thereto.  Each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and neither the Company nor any other party thereto is, in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument.

(w)                               The consolidated financial statements of the Company (including the notes thereto) filed as part of or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles.  The financial information included in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Summary - Summary Consolidated Financial Data,” “Use of Proceeds” and “Capitalization” presents fairly the information shown therein and has been compiled on a basis consistent with that of the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(x)                                   Since the respective dates as of which information is given, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change, or development involving a prospective material adverse change in the Business Conditions of the Company; (ii) any adverse change, loss, reduction, termination or non-renewal of any  contract to which the Company is a party that is material to the Company; (iii) any transaction entered into by the Company not in the ordinary course of its business that is material to the Company; (iv) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by the Company that are material to the Company; (vi) any change in the equity capitalization of the Company; or (vii) any change in the indebtedness of the Company that is material to the Company.  The Company has no contingent liabilities or obligations that are material to the Company and that are not expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(y)                                 Neither the Company nor, to the knowledge of the Company, any of its officers, directors or affiliates (i) has taken, nor shall the Company or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes, or (ii) since the filing of the Prospectus (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person compensation for soliciting another to purchase any other securities of the Company, other than payments to the Underwriters as provided in this Agreement.

(z)                                   The Company has filed with the appropriate federal, state and local governmental agencies and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof, except where the failure to file or to obtain an extension would not reasonably be expected to materially adversely affect the Business Conditions of the Company.  The Company has paid all taxes shown on returns that have been filed or otherwise due and all assessments received by them to the extent that the same have become due, except for such taxes or assessments currently being contested in good faith or taxes and assessments that are not material to the Business Conditions of the Company.  The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company that might reasonably be expected to materially adversely affect the Business Conditions of the Company.

(aa)                            PricewaterhouseCoopers LLP (“PwC”), which has given its report on certain financial statements included as part of, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm.

(bb)                          The Company is not in violation of, or in default under, any of the terms or provisions of (i) its Articles of Incorporation or Bylaws, and (ii) except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus or where any such default would not reasonably be expected to have a material adverse effect on the Business Conditions of the Company, (A) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (B) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (C) any license, permit, certification, registration, approval, consent or franchise.

(cc)                            Except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to the Company’s knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company is or may be made a party that could reasonably be expected to affect the enforceability of the Notes, or that, if determined adversely to the Company would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of the Company, nor, to the knowledge of the Company, is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry.  Except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company from, or requiring the Company to take or refrain from taking, any action, or to which the Company or its properties, assets or businesses are bound or subject, which would reasonably be expected to have a material adverse effect on the Company.

(dd)                          The Company owns or possesses adequate rights to use, or can acquire on reasonable terms, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company’s business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the Company as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”), except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not have a material adverse effect on the Business Conditions of the Company.  The Company has not infringed, is not infringing and has not received any written notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the Business Conditions of the Company, and the Company knows of no reasonable basis therefor.  To the knowledge of the Company, no other parties have infringed upon or are in conflict with any Intellectual Property of the Company.

(ee)                            The Company has good title to all real properties described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or such as do not materially adversely affect the Business Conditions or the conduct of the business of the Company as described in the Registration Statement, the Disclosure Package and the Prospectus.  The Company has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by the Company to be adequate, and maintains insurance against such other risks as management of the Company deems appropriate.  All real property leased by the Company, as described or referred to in the Registration Statement, the Disclosure Package and the Prospectus, is held by the Company under valid and enforceable leases, with only such exceptions as would not reasonably be expected to have a material adverse effect on the Company.

(ff)                                Except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is (A) in compliance with any and all applicable federal, state and local laws and regulations relating to the use, disposal or release of hazardous or toxic substances or wastes, restoration of the environment or human exposure to hazardous or toxic substances, pollutants or contaminants (“Environmental Laws”), (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses, and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a material adverse affect on the Business Conditions of the Company.  To the knowledge of the Company, there are no conditions on, about, beneath or arising from its properties, in close proximity to its properties or at any other location that (i) might give rise to liability, the imposition of a statutory lien upon the Company, (ii) require a “Response,” “Removal” or “Remedial Action,” as defined herein, under any of the Environmental Laws by the Company or (iii) affect the quality of the groundwater withdrawn by the Company, and that in any such case described in (i), (ii) or (iii) would materially adversely affect the Business Conditions of the Company, except as described in the Registration Statement, the Disclosure Package or the Prospectus.  Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, or which will not materially adversely affect the Business Conditions of the Company, (i) the Company has no knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against the

Company, and (ii) the Company has not received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with “hazardous substances” (as defined by applicable Environmental Laws) at or relating to any properties owned or operated by the Company.  As used in this paragraph, the terms “Response,” “Removal” and “Remedial Action” shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(gg)                          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with the generally accepted accounting principles of the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)                          The Company is in compliance in all material respects with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable as of the Closing Date, to the Company.

(ii)                                  The Company and any Related Employer (which for purposes of this paragraph means any entity that with the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings, some of which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the rules and regulations thereunder (“Plans”).  Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Registration Statement, the Disclosure Package or the Prospectus and the documents incorporated therein.  All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent a Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code, such Plan is in compliance with the Code in all material respects and is the subject of a current favorable determination letter, opinion letter or advisory letter from the Internal Revenue Service as to its tax qualification, or such Plan has been submitted to the Internal Revenue Service for an updated determination letter, opinion letter or advisory letter and the Company expects that the Internal Revenue Service will issue a favorable determination letter, opinion letter or advisory letter with respect to the Plan.  The Company has no multiemployer plans.  Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, no plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan.  Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company, nor any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code.  No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code.  As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan,” “fiduciary” and “multiemployer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(jj)                                  Except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no labor dispute exists with the Company’s employees, and, to the knowledge of the Company, no such labor dispute is threatened.  The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company that would materially adversely affect the Business Conditions of the Company.

(kk)                            Except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and/or any person that would give rise to a valid claim against the Company and/or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or, to the knowledge of the Company, any of its officers, directors, shareholders, employees or affiliates that may affect any Underwriter’s compensation as determined by FINRA.

(ll)                                  The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds therefor described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(mm)                      (i) The Company has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required to own its properties and conduct its businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that the failure to receive such Permits would not have a material adverse effect on the Business Conditions of the Company; (ii) the Company has fulfilled and performed all of its material obligations with respect to such Permits, except where the failure to fulfill or perform such obligations would have a material adverse affect on the business of the Company, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit material to the business of the Company, subject in each case to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus; and (iii) except as described in the Registration Statement, the Disclosure Package and the Prospectus, any such Permits material to the business of the Company contain no restrictions that materially affect the ability of the Company to conduct its businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus.

(nn)                          No transaction has occurred or is proposed between or among the Company and any of its respective officers, directors or shareholder or any affiliate of the foregoing, that is required to be described in and is not described in the Registration Statement, the Disclosure Package or the Prospectus.

(oo)                          None of the Company, nor, to the knowledge of the Company, any officer, director, employee, partner, agent or other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of the Company or any actual or proposed business transaction of the Company that, except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) could subject the Company to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business Conditions of the Company or (ii) with respect to the Company, or any officer or director thereof, violates any law, rule or regulation to which the Company is subject in any respect that is material to the business of the Company.

(pp)                          American States Water’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act and the rules and regulations of the SEC adopted thereunder as of the Closing Date.  The audit committee has adopted a charter that satisfies the Exchange Act and the rules and regulations of the SEC adopted thereunder that are applicable as of the Closing Date.

(qq)                          At the time of filing the Registration Statement and as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes hereof), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking into account any determination by the SEC pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(rr)                                Any certificate signed by any officer of the Company in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, to each Underwriter as to the matters covered thereby.

2.                                      Purchase and Sale of Notes.  On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, the Company shall sell the Notes to the several Underwriters, and the Underwriters, severally and not jointly, shall purchase from the Company, the principal amounts of the Notes set forth opposite their names on Schedule I hereto (plus any additional amount of the Notes that such Underwriter may become obligated to purchase pursuant to Section 11 hereof), at a price equal to 99.125% of the principal amount thereof.

3.                                      Payment and Delivery.  The Notes shall be issued in book-entry form in the name of the nominee of The Depository Trust Company (“DTC”) and shall be delivered by the Company through the facilities of DTC for the account of the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds to such account as the Company shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds to be borne by the Company).  The closing of the sale and purchase of the Notes shall be held at the offices of Winston & Strawn LLP, 333 South Grand Avenue, Los Angeles, California 90071.  Such payment and delivery will be made at 10:00 a.m., New York City time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Representative.  Such time and date are referred to herein as the “Closing Date.”

4.                                      Certain Covenants and Agreements of the Company.  The Company covenants and agrees with the several Underwriters as follows:

(a)                                  The Company will comply with the requirements of Rule 430B.

(b)                                 The Company will not file with the SEC, the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement or the Disclosure Package, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Representative has received a reasonable period of time to review any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented to the filings thereof, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Representative or counsel for the Underwriters, the Company will promptly prepare and file with the SEC, in accordance with the Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package that may be necessary or advisable in connection with the distribution of the Notes by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.  If required, the Company will file any amendment or supplement to the Prospectus or the Disclosure Package with the SEC in the manner and within the time period required by Rule 424(b) or Rule 433 under the Act.  The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or the Disclosure Package, or any amendment or supplement thereto has been filed and will provide evidence to the Representative of each filing or effectiveness.

(c)                                  The Company will advise the Representative immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) when any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or the Disclosure Package or any amended Prospectus or Disclosure Package has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement, the Disclosure Package or the Prospectus or for additional information, (vi) during the period when a prospectus is required to be delivered under the Act and Regulations (the “Prospectus Delivery Period”), of the happening of any event as a result of which any Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (vii) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement to the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the qualification of any of the Notes for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for such purpose known to the Company.  The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)                                 The Company has delivered to the Representative, without charge, as many copies of each Preliminary Prospectus as the Representative has reasonably requested.  The Company will deliver, without charge, to the Representative, such number of copies of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, as the Representative may reasonably request from time to time during the Prospectus Delivery Period.  The Company hereby consents to the use of such copies of the Disclosure Package and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and during the Prospectus Delivery Period.

(e)                                  The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuation of sales of and dealings in the Notes for as long as may be necessary to complete the distribution of the Notes as contemplated hereby.

(f)                                    If required, the Company will furnish such information and pay such filing fees and other expenses as may be required, including its counsel’s reasonable legal fees, and otherwise cooperate in the registration or qualification of the Notes, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determine to offer the Notes, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.  If required, the Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale.  The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Effective Time.

(g)                                 Subject to Section 4(b) hereof, in case of any event occurring at any time within the Prospectus Delivery Period, as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend the Disclosure Package or the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representative and counsel for the Underwriters) as the Representative may reasonably request.  For purposes of this Section 4(g), the Company will provide such information to the Representative, the Underwriters’ counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus or file any document.

(h)                                 The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(i)                                     The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section

11(a) of the Act and Rule 158 promulgated thereunder covering a period of at least twelve months beginning with the Company’s first fiscal quarter occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)                                     Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company, or the offering of the Notes without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative such press release or communication is required by law.

(k)                                  During the course of the distribution of the Notes, the Company will not, and the Company shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Notes or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Notes.

(l)                                     During a period of 15 days from the date of this Agreement, the Company will not, without the Representative’s prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes or any security convertible into or exchangeable into or exercisable for the Notes or any debt securities substantially similar to the Notes (except for the Notes issued pursuant to this Agreement).

(m)                               The Company shall, at its sole cost and expense, supply and deliver to the Representative and the Underwriters’ counsel, within a reasonable period from the Closing Date transaction binders in such number and in such form as the Representative reasonably requests.

(n)                                 The Company will use the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.

5.                                      Certain Covenants and Agreement of the Underwriters.  The Underwriters agree that, unless the Representative obtains the prior written consent of the Company, they will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of (i) the free writing prospectuses included in Schedule II hereto and (ii) one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in a free writing prospectus included in Schedule II hereto.  Any such free writing prospectus consented to by the Company is hereinafter deemed to be a Permitted Free Writing Prospectus.

6.                                      Payment of Fees and Expenses.

(a)                                  Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all necessary costs and expenses incident to the performance of the obligations of the Company under this Agreement, including:  (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), the Disclosure Package, any Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto;

(ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, the Disclosure Package, any Preliminary Prospectus, the Prospectus, this Agreement, any Agreement Among Underwriters, the Indenture and any related documents and any Blue Sky memorandum (and any supplement thereto); (iii) the costs and expenses (other than fees and expenses of the Underwriters’ counsel (except any required fees incurred in connection with Blue Sky and FINRA filings or exemptions as provided herein)) incident to the execution, authentication, issuance, sale and delivery of the Notes to the Underwriters; (iv) any required fees, expenses and all other costs of qualifying the Notes for sale under the securities or Blue Sky laws of any jurisdiction in which the Notes are to be offered or sold, including the reasonable fees and expenses of Underwriters’ counsel and such local counsel as may have been reasonably required and retained for such purpose; (v) any required fees, expenses and other costs of, or incident to, securing any review or approvals by or from FINRA, (including the reasonable fees and expenses of the Underwriters’ counsel); (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriters copies of the Registration Statement, any Issuer Free Writing Prospectuses, any Preliminary Prospectuses and Prospectuses as herein provided; (viii) if applicable, the Company’s travel expenses in connection with any roadshow; (ix) the cost of preparing, issuing and delivery to the Underwriters through the facilities of DTC certificates evidencing the Notes; (x) the fees and expenses of the Trustee, including the fees and disbursements of its counsel; (xi) the reasonable costs of advertising the offering; (xii) all taxes, if any, on the issuance, delivery and transfer of the Notes sold by the Company; (xiii) all fees payable in connection with the rating of the Notes; and (xiv) all other costs and expenses reasonably incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6(a); provided, however, that the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with any roadshow, other than the Company’s travel expenses, and the fees and expenses of their counsel, other than with respect to any applicable Blue Sky and FINRA matters.

(b)                                 If (i) the Underwriters are willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because the Company elects not to proceed with the offering for any reason or (ii) the Representative terminates this Agreement pursuant to Section 10(b)(i) hereof, then the Company will reimburse the Underwriters for their out-of-pocket expenses relating to the offering (including but not limited to fees and disbursements to their counsel).  The Representative shall present a reasonable accounting of all expenses for which reimbursement is claimed hereunder.

7.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase and pay for the Notes that it has agreed to purchase hereunder on the Closing Date, is subject at the date hereof, and at the Closing Date to the continuing accuracy and fulfillment of the representations and warranties of the Company, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

(a)                                  The Preliminary Prospectus and the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations.  The Company shall have filed any material required to be filed by the Company with the SEC in the manner and within the time period required by Rule 433 of the Regulations, including any Issuer Free Writing Prospectus and any Other Free Writing Prospectus.

(b)                                 If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the SEC in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the SEC the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(c)                                  On or prior to the Closing Date, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein), the 462(b) Registration Statement or any post-effective amendment to the Registration Statement or the sale of any of the Notes shall have been issued under the Act or any state securities law, and, to the Representative’s knowledge or the knowledge of the Company, no proceedings for that purpose shall have been initiated or shall be pending or, to the Representative’s knowledge or the knowledge of the Company, shall be contemplated by the SEC or by any authority in any state in which the Underwriters offer the Notes.  Any request on the part of the SEC or any state securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(d)                                 The CPUC Decision shall be in full force and effect.

(e)                                  All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Notes and the form of the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters.  The Company shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters.  The Representative shall have received from the Underwriters’ counsel, Dewey & LeBoeuf LLP, an opinion, dated as of the Closing Date, and addressed to the Representative individually and as representative of the several Underwriters, which opinion shall be reasonably satisfactory in all respects to the Representative.

(f)                                    On the Closing Date, there shall have been delivered to the Representative the opinion of Winston & Strawn LLP, counsel for the Company, dated as of such date and addressed to the Representative individually and as representative of the several Underwriters, together with signed or reproduced copies thereof for each of the Underwriters, which opinion shall be reasonably satisfactory in all respects to the Representative.

(g)                                 At the Closing Date:  (i) the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto shall conform to the requirements of the Act and the Regulations in all material respects, and none of the Registration Statement nor any post-effective amendment thereto, the Disclosure Package or the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the Company from that set forth therein whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by the Company other than in the ordinary course of business and as set forth in the Registration Statement, the Disclosure Package or the Prospectus, that has not been, but would be required to be, set forth in the Registration Statement, the Disclosure Package or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company is a party, that has not been, but would be required to be set forth in the Registration Statement, the Disclosure Package or the Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against the Company that would be required to be set forth in the Disclosure Package or the Prospectus, other than as set forth therein, and no proceedings (other than proceedings pending before a public utilities commission on the date hereof) shall be pending or, to the Company’s knowledge, threatened against or directly affecting the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse affect on the Business Conditions of the Company.

(h)                                 The Representative shall have received at the Closing Date a certificate of the President and Chief Executive Officer and Senior Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary of the Company dated as of the Closing Date, and addressed to the Representative individually and as representative of the several Underwriters to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and that the Company has in all material respects complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date, and (ii) the signers of the certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7 hereof have been satisfied in all material respects.

(i)                                     At the time this Agreement is executed and at the Closing Date the Representative shall have received a letter, dated the date of delivery thereof, from PwC with respect to the financial statements and certain financial information of the Company set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, each such letter addressed to the Representative, on behalf of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” and in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representative in all respects; provided, that each such letter may use a “cut-off” date no more than five business days prior to the date of such letter.

(j)                                     All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters.

(k)                                  Between the time of execution of this Agreement and the Closing Date, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of the Company by Moody’s Investor’s Service Inc. or Standard & Poor’s Ratings Services, a division of the The McGraw Hill Companies, Inc., or any successor agencies thereto.

(l)                                     At the Closing Date, the Representative shall have been furnished such additional documents, information and certificates as it shall have reasonably requested.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and the Underwriters’ counsel.  The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.  If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date, is not fulfilled, the Representative, on behalf of the several Underwriters, may terminate this Agreement, or, if it so elects, waive any such conditions which have not been fulfilled, or extend the time for their fulfillment.

Except as otherwise set forth in Section 10, any such termination shall be without liability of the Underwriters to the Company.

8.                                      Indemnification and Contribution.

(a)                                  The Company shall indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act and the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of the Company’s representations and warranties made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, any application or other document filed in any jurisdiction in order to qualify all or any part of the Notes under the securities laws thereof or filed with the SEC (in this Section 8 collectively called “application”), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Preliminary Prospectus, the Disclosure Package or the Prospectus), not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be.  The obligations of the Company under this Section 8(a) will be in addition to any liability the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act to the same extent as the foregoing indemnities from the Company to the several Underwriters, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC in reliance upon, and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof, or any application or in any communication to the SEC, as the case may be.  The obligations of each Underwriter under this Section 8(b) will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding.  The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses.  No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8.  Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to be in charge of the defense of such action, inquiry, investigation or proceeding, or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party.  The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties.  Expenses covered by the indemnification in this Section 8, shall be paid by the indemnifying party as they are incurred by the indemnified party.  In the event that it is determined that the indemnified party was not entitled to receive payments for expenses pursuant to this Section 8, the indemnified party shall return all sums that have been paid pursuant hereto.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.  Anything in this Section 8 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

(d)                                 If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of fees, discounts and commissions but before deducting expenses) received by the Company bears to the total underwriting fees, discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), (i) the provisions of any Agreement Among Underwriters shall govern contribution among Underwriters, (ii) no Underwriter (except as provided in any Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their individual underwriting obligations and not joint.

9.                                      Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date.  All such representations, warranties and agreements of the Underwriters and the Company, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 4 (with respect to matters to be performed after the Closing Date), 6, 10 and 11 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person, and shall survive delivery of the Notes and termination of this Agreement, whether before or after the Closing Date.

10.                               Effective Time of This Agreement and Termination Hereof.

(a)                                  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                 The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date as provided in Sections 7 and 11 or if any of the following have occurred:  (i) since the respective dates as of which information is given in the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of the Company, whether or not arising in the ordinary course of business, that would, in the Representative’s opinion, make the offering or delivery of the Notes impracticable; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representative’s reasonable opinion, make the offering or delivery of the Notes impracticable; (iii) any suspension or limitation of trading generally in securities on the NYSE or any setting of minimum prices for trading (other than ordinary course limitations on hours or numbers of days trading) for securities on the NYSE or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representative’s reasonable opinion make the offering or delivery of the Notes impractical; (iv) declaration of a commercial banking moratorium by the United States, New York or California authorities; or (v) trading in any securities of American States Water or the Company shall have been suspended or halted by the NYSE or the SEC.

(c)                                  If the Representative elects to terminate this Agreement as provided in this Section 10, the Representative shall notify the Company hereof promptly by telephone or facsimile, confirmed by letter or otherwise in writing.

11.                               Default by an Underwriter.

(a)                                  If any Underwriter shall default in its obligation to purchase Notes hereunder, and if the Notes with respect to which such default relates do not exceed in the aggregate 10% of the principal amount of Notes that all Underwriters have agreed to purchase on the Closing Date, then the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including the non-defaulting Underwriter, but if no such arrangements are made by the Closing Date, such Notes to which the default relates shall be purchased by the non-defaulting Underwriter (in addition to the principal amount of Notes it is obligated to purchase pursuant to Section 2 hereof).

(b)                                 If such default relates to more than 10% of the Notes, the Representative may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Notes to which such default relates, on the terms contained herein.  In the event that the Representative does not arrange for the purchase of the Notes to which a default relates as provided in this Section 11, this Agreement may be terminated by the Representative or by the Company without liability on the part of the non-defaulting Underwriter (except as provided in Section 8 hereof) or the Company (except as provided in Sections 6 and 8 hereof).  Nothing herein shall relieve a defaulting Underwriter of its obligations hereunder, including but not limited to its liability, if any, to the other Underwriter and to the Company for damages occasioned by its default hereunder.

(c)                                  If the Notes to which the default relates are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The terms “Underwriters” and “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Notes.

12.                               Information Furnished by the Underwriters.  The identity of the Underwriters set forth under the first paragraph under the heading “Underwriting,” the concession and reallowance figures appearing in the third paragraph under the heading “Underwriting,” the disclosure with respect to market making activities in the fifth paragraph under the heading “Underwriting,” and the disclosure regarding stabilization in the sixth and seventh paragraphs under the heading “Underwriting” constitute the only written information furnished by reference or on behalf of any of the Underwriters in the Prospectus referred to in Sections 1(c), 1(d) and 1(e) and 8 hereof.

13.                               Notice.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, and confirmed to Wells Fargo Securities, LLC, One Wells Fargo Center, 301 S. College Street, Charlotte, North Carolina 28202, Attention: Transaction Management, facsimile number (704) 383-9165, with a copy to Dewey & LeBoeuf  LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention:  Peter K. O’Brien,  facsimile number (212) 259-6333; and if sent to the Company, shall be mailed, delivered or faxed, and confirmed to Golden State Water Company, 2413 E. Convention Center Dr., Ontario, California 91764, Attention:  Eva G. Tang, facsimile number (909) 230-6251, with a copy to

Winston & Strawn LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention:  Frances E. Lossing, Esquire, facsimile number (213) 615-1750.

14.                               Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company and the controlling persons, directors and officers of each, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The terms “successors” and “assigns” shall not include any purchaser of the Notes merely because of such purchase.

15.                               Counterparts.  This Agreement may be executed in one or more counterparts (including by means of any standard form of communication) and all such counterparts will constitute one and the same instrument.

16.                               Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such state.

17.                               Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, and no consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

18.                               Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof, provided that minor changes (and only minor changes) can be made so as to make all provisions of this Agreement valid and enforceable.

19.                               Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby must be instituted in the federal courts of the United States of America or the state courts in the Borough of Manhattan in each case located in the City of New York, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding brought in any such court that has been brought in an inconvenient forum.

20.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

21.                               Sophisticated Parties; No Fiduciary Relationship.  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company, on the one hand, and the Underwriters, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Underwriter and each expressly disclaims any fiduciary relationship.

22.                               Representation of Underwriters.  The Representative will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

GOLDEN STATE WATER COMPANY

By:	/s/ Eva G. Tang
Name: Eva G. Tang
Title: SVP—Finance, CFO and Secretary

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

On behalf of each of the Underwriters named in Schedule I hereto

SCHEDULE I

Schedule of Underwriters

Underwriter	Principal Amount of Notes to be Purchased

Wells Fargo Securities, LLC	$46,500,000

SL Hare Capital, Inc.	$15,500,000

Total	$62,000,000

I-1

SCHEDULE II

Final Term Sheet dated April 11, 2011

GOLDEN STATE WATER COMPANY

$62,000,000 6.00% NOTES DUE 2041

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated April 11, 2011)

Issuer:	Golden State Water Company
Format:	SEC Registered
Security Type:	Senior Unsecured Notes
Expected Ratings:*	A2/A+ (Moody’s/Standard & Poor’s)
Offering Size:	$62,000,000
Trade Date:	April 11, 2011
Expected Settlement Date:	April 14, 2011 (T+3)
Maturity Date:	April 15, 2041
Coupon:	6.00%
Benchmark Treasury:	4.25% due November 15, 2040
Benchmark Treasury Yield:	4.648%
Spread to Benchmark Treasury:	+135.2 basis points
Yield to Maturity:	6.00%
Initial Public Offering Price:	100%
Interest Payment Dates:	April 15 and October 15 of each year, commencing October 15, 2011
Make-Whole Call:	T+25 basis points
CUSIP/ISIN:	38122YAA6/US38122YAA64
Sole Book-Running Manager:	Wells Fargo Securities, LLC
Co-Manager:	SL Hare Capital, Inc.

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

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